UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009 (March 31, 2009)

SILVERADO GOLD MINES LTD.
(Exact name of Registrant as specified in charter)

British Columbia, Canada	000-12132	98-0045034
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1111 West Georgia Street, Suite 1820
Vancouver, British Columbia, Canada V6E 4M3
(Address of principal executive offices)

Registrant’s telephone number, including area code: 1 (800) 665-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SILVERADO GOLD MINES LTD.

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2009, the Board of Directors of Silverado Gold Mines Ltd. (the “Company”) accepted the resignation of James F. Dixon as a member of the Company’s Board of Directors.

On March 27, 2009, the Company’s Board of Directors elected Robert M. Dynes as a director of the Company, to fill the vacancy created on the Board of Directors by the resignation of Mr. Dixon. Mr. Dynes will replace Mr. Dixon on the Audit and Compensation Committees of the Company’s Board of Directors.

Mr. Dynes graduated with a Bachelor of Science in Biology from McMaster University in 1986. Born and raised in Hamilton, Ontario, Mr. Dynes obtained a securities license from the Ontario Securities Commission in 1991 and worked as a stockbroker from 1992 to 1997 with McDermid St. Lawrence Securities/Raymond James, specializing in penny mining companies. Mr. Dynes has worked on occasion, during the mid-1980s to the early 2000s, for Hill, Goettler, DeLaporte Ltd. and Firth, Goettler Ltd. prospecting for gold in the Geralton, Pickle Lake, and Red Lake mining districts in Northern Ontario. Since December 19, 2001 to the present, Mr. Dynes has performed investor relations services for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2009	Silverado Gold Mines Ltd.

	By:	/s/ Garry L. Anselmo
Garry L. Anselmo,
Chief Executive Officer